SECOND AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                  SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered into as of the 1st day of February, 1996, by and between UNIFLEX, INC., a Delaware corporation having its principal office at 383 West John Street, Hicksville, New York 11802 (hereinafter referred to as the "Corporation"), and ROBERT K. SEMEL, residing at 202 Northwood Court, The Hamlet, Jericho, New York 11753 (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation and the Employee entered into an amended and restated employment agreement dated as of the 18th day of January, 1994 (the "Prior Amendment"); and

                  WHEREAS, the Corporation and the Employee desire to amend and restate the terms of the Prior Amendment, upon and subject to the terms and conditions of this amended and restated employment agreement (the "Agreement"),

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is agreed as follows:

                  1. (a) The Corporation hereby employs the Employee and the Employee agrees to work for the Corporation as President of the Corporation. The Employee shall serve as and perform the duties of President of the Corporation during the term of this Agreement.

                     (b) During the term of this Agreement, the Corporation shall use its best efforts to have the Employee elected as a member of the Board of Directors of the Corporation and shall include the Employee in the slate of management nominees at the expiration of each term for which the Employee served as a member of the Board of Directors of the Corporation. So long as he shall be a director of the Corporation, the Employee shall serve as a member of the Corporation's Executive Committee and Compensation Committee.

                     (c) The Employee agrees to devote his full business time during regular business hours to working for the Corporation and performing the aforesaid duties and such other duties as shall from time to time be assigned to him by the Board of Directors of the Corporation consistent with his position as President of the Corporation. During the term of his employment hereunder, the Employee shall have no interest in, or perform any services during regular business hours for any other company, whether or not such company is competitive with the Corporation, except that this prohibition shall not be deemed to apply to (i) passive investments in businesses not competitive with the business of the Corporation or to investments of 5% or less of the outstanding stock of public companies whose stock is traded on a national securities exchange or in the over-the-counter market and (ii) service as a director of a corporation that is not competitive with the business of the Corporation provided that the Employee has obtained the prior written consent of the

Corporation, which consent may not be unreasonably withheld. For purposes of this paragraph 1(c), a "passive investment" shall be deemed to mean investment in a business which does not require or result in the participation of the Employee in the management or operations of such business except during times other than regular business hours and which does not interfere with his duties and responsibilities to the Corporation. Nothing contained herein shall limit the right of the Employee to make speeches, write articles or participate in public debate and discussions in and by means of any medium of communication provided that such activities are not inconsistent with the Employee's obligations hereunder.

                     The foregoing to the contrary notwithstanding, the Employee may perform such other activities as shall be required to wind down his responsibilities to his prior accounting practice, Patrusky Mintz & Semel.

                     (d) Consistent with the Employee's aforesaid duties, the Employee shall, at all times during the term hereof, be subject to the supervision and direction of the Board of Directors of the Corporation with respect to his duties, responsibilities and the exercise of his powers.

                     (e) The services of the Employee hereunder shall be rendered primarily in the metropolitan area of the City of New York at the Corporation's principal executive offices, currently located in Nassau County; provided, however, that the Employee shall make such trips outside of the metropolitan area of the

City of New York as shall be reasonably necessary in connection with the Employee's duties hereunder.

                  2. The Corporation shall pay to the Employee during the Term (as hereinafter defined) of his employment by the Corporation and the Employee shall accept as his entire compensation for his services hereunder:

                     (a) a base salary ("Base Salary") as set forth below payable in accordance with the Corporation's regular payment schedule for its employees as follows:

                         (i) For the annual  period  commencing  on  February 1,
                     1996 and ending on January 31, 1997 - $275,000 per annum;

                         (ii) For the annual  period  commencing  on February 1,
                     1997 and ending on January 31, 1998 - $300,000 per annum;

                         (iii) For the annual  period  commencing on February 1,
                     1998 and ending on January 31, 1999 - $325,000 per annum;

                         (iv) For the annual  period  commencing  on February 1,
                     1999 and ending on January 31,  2000 - $350,000  per annum;
                     and

                         (v) For the annual  period  commencing  on  February 1,
                     2000 and ending on January 31,  2001 - $400,000  per annum.


                     (b) In addition to his Base Salary hereunder, the Employee shall be entitled to a profit incentive cash bonus during each annual period of the Term of this Agreement, commencing with the annual period February 1, 1994 to January 31, 1995, based upon the consolidated pre-tax profits of the Corporation and its subsidiaries (corporations or partnerships in which the Corporation owns 50% or more of the equity of such entity, including any entity which is consolidated for financial reporting purposes under generally accepted accounting principles) whether now existing or hereinafter created (the "Profit Incentive Bonus"), as determined by the independent public accountants of the Corporation in their sole discretion, as follows:

If Consolidated Pre-Tax Profits of
     the Corporation and its
        Subsidiaries Are:                 Profit Incentive Bonus Would Be:
- ------------------------------------      --------------------------------

          0 to $500,000                   Discretion of Board of Directors

       $500,001 to $800,000               4%

      $800,001 to $1,200,000              4% of 1st $800,000 and 5% in excess of
                                          $800,000

     $1,200,001 to $1,700,000             4%  of  1st   $800,000,   5%  of  next
                                          $400,000   and   6%   in   excess   of
                                          $1,200,000

     $1,700,001 to $2,300,000             4%  of  1st   $800,000,   5%  of  next
                                          $400,000,  6% of next  $500,000 and 7%
                                          in excess of $1,700,000

     $2,300,001 to $3,000,000             4%  of  1st   $800,000,   5%  of  next
                                          $400,000,  6% of next $500,000,  7% of
                                          next  $600,000  and  8% in  excess  of
                                          $2,300,000

        Over $3,000,000                   4%  of  1st   $800,000,   5%  of  next
                                          $400,000,  6% of next $500,000,  7% of
                                          next $600,000, 8% of next $700,000 and
                                          10% in excess of $3,000,000

                  The Profit Incentive Bonus shall be determined no later than ninety (90) days after the end of each annual fiscal period and paid no later than thirty (30) days thereafter.

                  (c) In addition to his Base Salary and Profit Incentive Bonus, the Employee shall be entitled to an additional cash bonus during each annual period of the Term of this Agreement commencing with the annual period February 1, 1994 to January 31, 1995, based upon the consolidated net sales other than net sales on which Barry H. Barry, the Chief Executive Officer of the Corporation, is not entitled to an override commission, of the Corporation and its subsidiaries (corporations or partnerships in which the Corporation owns 50% or more of the equity of such entity, including any entity which is consolidated for financial reporting purposes under generally accepted accounting principles), whether now existing or hereinafter created (the "Sales Incentive Bonus"), as determined by the independent public accountants of the Corporation in their sole discretion, as follows:

If Consolidated Net Sales of the
Corporation and its Subsidiaries
              Are:                    Sales Incentive Bonus Would Be:
- -----------------------------------   -----------------------------------------

   $30,000,000 to $35,000,000         1/2 of 1% of  consolidated  net  sales  in
                                      excess of $30,000,000 up to $35,000,000

   $35,000,001 to $40,000,000         1/2 of 1% of  consolidated  net  sales  in
                                      excess of  $30,000,000  up to  $35,000,000
                                      and 5/8 of 1% of consolidated net sales thereafter $40,000,000

   $40,000,001 to $45,000,000         1/2 of 1% of  consolidated  net  sales  in
                                      excess of $30,000,000  up to  $35,000,000,
                                      5/8   of  1%   of   next   $5,000,000   of
                                      consolidated  net  sales  and3/4of  1%  of
                                      consolidated  net sales  thereafter  up to
                                      $45,000,000

   $45,000,001 to $50,000,000         1/2 of 1% of  consolidated  net  sales  in
                                      excess of $30,000,000  up to  $35,000,000,
                                      5/8   of  1%   of   next   $5,000,000   of
                                      consolidated  net  sales,3/4of  1% of next
                                      $5,000,000 of  consolidated  net sales and
                                      7/8  of  1%  of  consolidated   net  sales
                                      thereafter up to $50,000,000

        Over $50,000,000              1/2 of 1% of  consolidated  net  sales  in
                                      excess of $30,000,000  up to  $35,000,000,
                                      5/8   of  1%   of   next   $5,000,000   of
                                      consolidated  net  sales,3/4of  1% of next
                                      $5,000,000 of consolidated net sales, 7/8 of 1% of next $5,000,000 of consolidated net sales and 1% of consolidated net sales thereafter provided, however that in the event that the Corporation shall complete an acquisition (a "Material Acquisition") of another business whose annual revenues (measured as of the 12 month period ending as of the last day of the month prior to the closing of such acquisition) is equal to or greater than the Corporation's annual revenues for such period, then for purposes of determining the amount of net sales included in the "Consolidated Net Sales of the Corporation and its Subsidiaries" for purposes of this Section 2(c) the Employee shall be entitled to zero percent of such consolidated net sales attributable to such Material Acquisition for the first year after the closing of such Material Acquisition, 1/2% of such consolidated net sales attributable to such Material Acquisition for the second year after the closing of such Material Acquisition and 1% of such consolidated net sales attributable to such Material Acquisition thereafter.

                     The Sales Incentive Bonus shall be determined no later than ninety (90) days after the end of each annual fiscal period and paid no later than thirty (30) days thereafter.

                     (d) The terms and conditions of a certain stock purchase letter agreement, and the option letter agreement between the Employee and the Corporation which were attached as Exhibits A and B, respectively, to the Original Agreement and executed simultaneously with the Original Agreement shall remain in full force and effect as originally executed.

                     (e) The Corporation will reimburse the Employee for his necessary and reasonable out-of-pocket expenses incurred in the course of his employment and in connection with his duties hereunder. In addition, the Corporation shall also reimburse the Employee for business expenses incurred for business development not specifically performed in connection with his duties hereunder, in an amount which shall not exceed ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500.00) per month, upon presentation to the Corporation of satisfactory evidence of such expenses.

                     (f) The Corporation will provide the Employee with medical insurance coverage under the Corporation's group medical insurance policy and the Employee shall be entitled to participate in all other health, welfare, retirement, disability, and other benefit plans, if any, available to employees and senior executives of the Corporation.

                     (g) The Employee shall be entitled to paid vacations and/or sick days during each fiscal period (February 1 to January 31) during the Term of the same duration as other senior executive officers and directors of the Corporation, which is currently forty (40) days per annum. In the event that the Employee shall fail to utilize all of such vacation time in any one fiscal period, then such time as shall not have been used shall accrue and may be applied to future fiscal periods; provided, however, that in no event shall the Employee be entitled to more than ten (10) weeks of vacation in any fiscal period, inclusive of such accrued time.

                     (h) The Corporation will provide the Employee with the use of an automobile and shall pay for, or reimburse the Employee for the payment of, all customary expenses relating to the use and operation of such automobile, including any lease payments, insurance and maintenance, gas and car phone in an amount which shall not exceed ONE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($1,750.00) per month through January 31, 1996 and increase by THREE HUNDRED DOLLARS ($300.00) per month commencing February 1, 1996 and an additional THREE HUNDRED DOLLARS ($300.00) per month commencing February 1, 1998.

                  3. (a) The Term of this Agreement shall commence as of February 1, 1994 and shall continue, except as otherwise provided herein, through January 31, 2001 (the "Term").

                     (b) The Employee, at his option, subject to the limitations set forth below, shall have the right to extend the Term of this Agreement for two (2) additional two-year periods (the "First Option" and "Second Option," respectively) by written notice to the Corporation no more than one hundred twenty (120) days and no less than ninety (90) days prior to the expiration of this Term of this Agreement (or the term of the First Option), as the case may be. All of the terms and conditions of this Agreement shall be applicable during the periods of the First Option and Second Option except that (x) the Base Salary under Section 2(a) of this Agreement shall be adjusted as follows:

FIRST OPTION TERM

                         (i) For the annual period commencing February 1, 2001 and ending January 31, 2002 - $450,000; and

                        (ii) For the annual period commencing February 1, 2002 and ending January 31, 2003 - $525,000.

SECOND OPTION TERM

                         (i) For the annual period commencing February 1, 2003 and ending January 31, 2004 - $600,000; and

                        (ii) For the annual period commencing February 1, 2004 and ending January 31, 2005 - $690,000, and

(y) the automobile reimbursement under Section 2(h) of this Agreement shall be increased by an additional THREE HUNDRED DOLLARS ($300.00) per month during each of the First Option and Second Option periods.

                  4.     (a)      Except as otherwise provided herein, the Term
of the employment of the Employee shall terminate:

                                  (i) automatically upon the death of the Employee;

                                 (ii) at the  option  of the  Corporation,  upon
                  written notice thereof to the Employee, in the event that the Employee shall become permanently incapacitated (as hereinafter defined); or

                                (iii) at the option of the Corporation,  upon 30
                  days' prior written notice thereof to the Employee specifying the basis thereof, in the event of a material breach by the Employee of any of the provisions of this Agreement which is not cured by the Employee within thirty (30) days after the Employee is provided with such written notice, or in the event that the Employee shall, during the term of this Agreement, engage in any criminal conduct constituting a felony and criminal charges are brought against the Employee by a governmental authority or, in the determination of the Board of Directors of the Corporation, be guilty of willful malfeasance or gross negligence which materially and adversely affects the business of the Corporation. (b) For purposes of this Agreement, the Employee shall be deemed permanently incapacitated in the event that the Employee shall, by reason of his physical or mental disability, fail to substantially perform his usual and regular duties for the Corporation for a consecutive period of twelve
(12) months or for twelve  (12) months in the  aggregate  in any  eighteen  (18)
month period; provided, however, that the Employee shall not be deemed permanently incapacitated unless and until a physician, duly licensed to practice medicine and reasonably acceptable to the Corporation and the Employee, shall certify in writing to the Corporation that the nature of the Employee's disability is such that it will continue as a substantial impediment to the Employee's ability to substantially perform his duties hereunder.

                  5. Notwithstanding anything to the contrary contained herein:

                     (a) During the term of this Agreement, the Corporation agrees to pay the insurance premiums on any insurance policies owned by the Employee and issued at "standard rates," in an aggregate face amount not to exceed $1,000,000; provided, however, that the annual premium costs shall not exceed $7,500.00 per annum. In the event that the Employee shall die during the term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder, pay (i) to the beneficiaries theretofore designated in writing by the Employee (or to the Employee's estate if no such beneficiaries shall have been designated), a sum equal to the total compensation of any kind paid to the Employee pursuant to paragraph 2 during the Corporation's last fiscal year prior to the death of the Employee, less the aggregate amount of any insurance proceeds received by the Corporation on insurance policies it owns on the life of the Employee, which shall be paid to the Employee upon receipt by the Corporation, in twenty-four (24) equal monthly installments, without interest, with the first such installment to be paid on the first day of the second month following the date of death and the remaining installments to be paid on each of the following twenty-three (23) monthly anniversary dates of such first payment; and (ii) to the Employee's estate, all sums due and payable by the Corporation to the Employee for any periods prior to the date of death (and not theretofore paid).

                     (b) In the event that the Employee shall become permanently incapacitated, then for the period prior to any termination of his employment in accordance with paragraph 4(a)(ii) above, as a result of the Employee becoming permanently incapacitated, the Employee shall continue to receive one hundred percent (100%) of his regular annual Base Salary provided for herein which is attributable to such period. Such payments shall be in addition to all income disability benefits, if any, which the Employee may receive from policies provided by or through the Corporation, or individually, including state-required short-term disability.

                     (c) In the event that the employment of the Employee shall be terminated by reason of the Employee becoming permanently incapacitated, then, as additional consideration for his past services to the Corporation, he shall receive one hundred percent (100%) of his then current annual Base Salary, in equal monthly installments, without interest, for a period of twelve (12) months from the date of such termination.

                     (d) In the event of a termination of the Employee's employment pursuant to paragraph 4(a)(iii) above, the Employee shall not be entitled to any payments other than such compensation as shall have been earned by him prior to the occurrence of the event giving rise to the termination and not paid as of the date of such termination.

                     (e) In the event that the Corporation shall desire to fund the death benefits payable under paragraph 5(a) above with a policy or policies of insurance on the life of the Employee or the disability benefits payable under paragraphs 5(b) and 5(c)
above  with  a  disability   policy,  the  Employee  shall  cooperate  with  the
Corporation in obtaining such insurance policy(ies) and shall submit to such medical examinations and execute such documents as may be required in connection with the obtaining of such insurance.

                     (f) The Employee may  terminate  this  Agreement  for "Good
Reason." For purposes of this Agreement, "Good Reason" shall mean, that if a Change in Control (as hereinafter defined) has occurred, a determination is made by the Employee, in writing (which written notice shall specify in detail the full facts and circumstances thereof), that as a result of the Change in Control and a change in circumstances thereafter affecting his position, the Employee, in his sole discretion (exercised in good faith), determines that (x) he is unable to exercise the authorities, functions, duties or responsibilities of the positions for which he is hereby employed or (y) there is otherwise a material change in the nature or scope of the authorities, functions, duties or responsibilities of the positions in which the Employee is hereby employed, either of which situation is not remedied within thirty (30) days after receipt by the Corporation of written notice from the Employee of such determination.

                     In the event the Employee exercises his rights under this paragraph 5(f), he shall be entitled to a lump sum amount (the "Severance
Payment") equal to the product of 2.99 times the average total annual compensation of any kind paid to the Employee by the Corporation during the Corporation's last five full fiscal years prior to the date of termination of employment. The Severance Payment earned in accordance with this paragraph 5(f) shall be paid to Employee within five (5) days after the date of termination of Employee's employment (hereinafter referred to as the "Termination Date") and all other amounts, if any, to be paid to Employee pursuant to a Change of Control shall also be paid by the Corporation within five (5) days of the Termination Date (hereinafter referred to as the "Payment Date"), unless the applicable plan or document governing the other amounts, if any, states otherwise. In addition, all stock options the Employee holds shall vest upon a Change of Control and the provisions of paragraph 7 of this Agreement shall be null and void as of the date of termination of employment.

                     (g) For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following: (i) the acquisition of the "beneficial ownership," as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (as amended, the "1934 Act"), from and after the date of this Agreement, directly or indirectly, of 20% or more of the outstanding voting stock of the Corporation or any parent corporation of the Corporation by one or more "persons" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), whether or not any such persons are affiliated or acting individually or as a group and whether or not any such acquisition occurs as a result of one or more transactions (which may or may not occur at the same time), by any person who did not own, directly or indirectly, 20% of more of the outstanding voting stock of the Corporation as of the date of this Agreement,
(ii) if all or substantially all of the business of the Corporation is disposed of pursuant to a transfer of the Corporation's assets to any person, (iii) a merger, consolidation or other transaction in which the Corporation is not the surviving corporation, (iv) if the Corporation is materially or completely liquidated, or (v) a change in the composition of a majority of the Board within twelve (12) months after any "person" is or becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding securities of the Corporation.

                     (h)  For  purposes  of  this  Agreement,   any  good  faith
determination of "Good Reason" made by the Employee under Paragraph 5(f) shall be conclusive.

                     (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to Employee or for his benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment"), would be nondeductible by the Corporation for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to Employee or for his benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the "Reduced Amount". The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Corporation because of Section 280G of the Code. For purposes of paragraph 5(i), present value shall be determined in accordance with
Section 280G(d)(4) of the Code.

                     (i) All determinations required to be made under subparagraph 5(i) shall be made by the Corporation's then independent certified accountants, which shall provide detailed supporting calculations both to the Corporation and Employee within fifteen (15) business days of the Termination Date, or such earlier time as is requested by the Corporation, and a written opinion to Employee at the Corporation's cost that Employee has substantial authority not to report any Excise Tax on Employee's federal income tax return with respect to the Payments. Any such determination by the Corporation's then independent certified accountants shall be binding upon the Corporation and the Employee. Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of subparagraph 5(i), provided that, if Employee does not make such determination within ten business days of the receipt of the calculations made by the Corporation's then independent certified accountants, the Corporation shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraph (i) and shall notify Employee promptly of such election. Within five business days thereafter, the Corporation shall pay to or distribute to Employee or for Employee's benefit such amounts as are then due to Employee under this Agreement. For purposes of paragraph (i), "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax.

                                   (ii)    As a result of the uncertainty in the
application of Section 280G of the Code at the time of the initial determination by the Corporation's then certified independent accountants hereunder, it is possible that Payments will have been made by the Corporation which should not have been made ("Overpayment") or that Additional Payments which will not have been made by the Corporation could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Corporation's then certified independent accountants, based upon the assertion of a deficiency by the Internal Revenue Service against Employee which the Corporation's then certified independent accountants believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Corporation to Employee or for Employee's benefit shall be treated for all purposes as a loan ab initio to Employee which Employee shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Employee to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Corporation's then certified independent accountants, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to the Employee or for the Employee's benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                     (j) The Employee shall not be required to mitigate the amount of any Payment provided for in paragraph 5(i) by seeking other employment or otherwise, nor shall the amount of any Payment provided for in paragraph 5(i) be reduced by any compensation earned by the Employee as the result of employment by another employer after the Termination Date, or otherwise. The Corporation's obligation to make the Payments provided for in paragraph 5(i) and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it may have against Employee or others.

                     (k) The failure by Employee to set forth in any notice of termination of employment any fact or circumstances which contributes to a showing of Good Reason shall not waive any of

Employee's rights hereunder or preclude the Employee from asserting such fact or circumstance in enforcing Employee's rights hereunder.

                     (l) If a Change of Control occurs, the terms and provisions of paragraph 5(i) of this Agreement governing the payments to be made shall control in lieu of any provisions elsewhere in this Agreement.

                     (m) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform according to paragraph 5 in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this paragraph 5, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  6. The Employee acknowledges that, because of his duties and his position of trust under this Agreement, he will become familiar with trade secrets and other confidential information (including, but not limited to, operating methods and procedures, secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future developments) which are valuable assets and property rights of the Corporation and not publicly known.

Except in connection with the performance of his duties for the Corporation, the Employee agrees that he will not, during or at any time after the term of this Agreement, either directly or indirectly, disclose to any person, firm or corporation such trade secrets or other confidential information, including, but not limited to, any facts concerning the systems, methods, procedures or plans developed or used by the Corporation. The Employee agrees to retain all such trade secrets and other confidential information in a fiduciary capacity for the sole benefit of the Corporation, its successors and assigns. Upon termination of his employment by the Corporation or at any time that the Corporation may so request, the Employee will surrender to the Corporation all non-public papers, notes, reports and other documents (and all copies thereof) relating to the business of the Corporation which he may then possess or have under his control.

                  7. For a period of two (2) years following the expiration or earlier termination of this Agreement and within a two hundred fifty (250) mile radius of New York City the Employee shall not, without the prior written consent of the Corporation, directly or indirectly:

                     (a) solicit any business for or from, or become associated with, as principal, agent, employee, consultant, or in any other capacity, any person who, or entity which, at the time of, or during the twelve (12) months immediately preceding such expiration or termination was in direct competition with the Corporation;

                     (b) become a principal, agent, employee, consultant, or otherwise become associated with any person who, or entity which, has taken affirmative action which would permit such entity or person to actually engage in direct competition with the Corporation during a period of two (2) years following the expiration or earlier termination of this Agreement.

                  8. The provisions of Paragraphs 6 and 7 of this Agreement are of a unique nature and of extraordinary value and of such a character that a material breach of the provisions of either Paragraphs 6 or 7 of this Agreement by the Employee will result in irreparable damage and injury to the Corporation for which the Corporation will not have any adequate remedy at law. Therefore, in the event that the Employee commits or threatens to commit any such breach, the Corporation will have (a) the right and remedy to have the provisions of Paragraphs 6 and 7 of this Agreement specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction, and upon any motion for a temporary or permanent injunction, the Employee's ability to answer in damages shall not be a bar or interposed as a defense to the granting of such injunction and (b) the right and remedy to require the Employee to account for and to pay over to the Corporation all compensation, profits, monies, accruals, increments and other benefits (hereinafter referred to collectively as the "Benefits") derived or received by him as a result of any transactions constituting a breach of any of the provisions of Paragraphs 6 and 7 of this Agreement, and the Employee hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies enumerated in (a) and (b) above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity.

                  9. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

                  10. The Employee represents and warrants that he has made no commitment of any kind whatsoever inconsistent with the provisions of this Agreement and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

                  11. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. This Agreement being personal to the Employee, cannot be assigned by him. This Agreement may be assigned by the Corporation in the event and in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation provided that the assignee agrees in writing to assume all of the obligations of the Corporation under this Agreement. Prompt written notice of such assignment shall be provided by the Corporation to the Employee.

                  12. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof, including but not limited to the selection of a physician as provided in Sections 4(b) and 5(b) of this Agreement, shall be determined by the Supreme Court, County of Nassau, State of New York. The service of any notice, process, motion or other document in connection with an action under this Agreement, may be effectuated by either personal service upon a party or by certified mail duly addressed to him at his address set forth on page 1 hereof.

                  13. Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board of Directors.

                  14. A waiver of any breach or violation of any term, provision, agreement, covenant, or condition herein contained shall not be deemed to be a continuing waiver or a waiver of any future or past breach or violation.

                  15. This Agreement constitutes the entire agreement and understanding between the Corporation and the Employee relating to the latter's employment, supersedes any prior agreement between the parties relating to such matter, shall be governed by and construed in accordance with the laws of the State of New York and may not be changed, terminated or discharged orally.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                        UNIFLEX, INC.

                                        By:/s/ Herbert Barry
                                          ------------------
                                        Herbert Barry, Chairman of the
                                        Board and Chief Executive
                                        Officer

                                        /s/ Robert K. Semel
                                        -------------------
                                            Robert K. Semel